THE WESTERN TRANSMEDIA COMPANY, INC. AND SUBSIDIARY

                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)


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
                                                                    For the Nine Months                 For the Three Months
                                                                    Ended September 30,                  Ended September 30,
                                                              --------------------------          ------------------------
                                                                   1996             1995             1996                1995
                                                                ----------        ---------       ------------      ---------
PRIMARY EARNINGS:
NET INCOME (LOSS) APPLICABLE TO
 COMMON STOCK                                                    $(182,847)      $   65,331          $(167,506)      $(32,498)
                                                                 =========       ==========          =========       ========



SHARES:
 Weighted average number of common shares
  outstanding                                                    7,903,421        7,957,957          7,903,421       7,924,339
 Assumed conversions of stock options                               46,084           12,051             45,000          35,000
                                                                 ---------       ----------          ---------       ----------
TOTAL WEIGHTED AVERAGE SHARES
 OUTSTANDING                                                     7,949,505        7,970,008          7,948,421       7,959,339
                                                                 =========       -=========          =========       =========


PRIMARY EARNINGS (LOSS) PER COMMON
 SHARE:
 Continuing operations                                               $(.02)            $.01              $(.02)           $ -
                                                                     =====             ====              =====           ====
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